CONSENT OF ERNST & YOUNG LLP,

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Combined Prospectus/Proxy Statement dated September 24, 2012 included in this Registration Statement (Form N-14) (Post-Effective Amendment No. 1 to File No. 333-183348) of Wilmington Funds, the caption “Financial Highlights” in the Prospectus of Wilmington Funds dated August 31, 2012, incorporated by reference in this Registration Statement, and the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Wilmington Funds dated August 31, 2012, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report on the Wilmington Pennsylvania Municipal Bond Fund, Wilmington Virginia Municipal Bond Fund and Wilmington Municipal Bond Fund (each a series of Wilmington Funds), dated June 29, 2012, included in the 2012 Annual Report to shareholders.

/s/ERNST & YOUNG LLP

Philadelphia, Pennsylvania

September 20, 2012